UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2009

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

1961 Bishop Lane
Louisville, Kentucky 40218
(Address of Principal Executive Offices)

502-657-3500
(Issuer Telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Beacon Enterprise Solutions Group, Inc. 2008 Long Term Incentive Plan

        On March 26, 2008, the Company’s board of directors adopted the Beacon Solutions 2008 Long Term Incentive Plan (“2008 Plan”). On January 9, 2009, the Company’s board of directors re-ratified the 2008 Plan. The total number of shares of common stock available for issuance pursuant to awards under the 2008 Plan is 1,000,000 shares. The 2008 Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted stock awards and performance awards. The 2008 Plan became effective upon adoption by the board of directors. The 2008 Plan was submitted by the Company’s board of directors for stockholder approval, and approved by the Company’s stockholders, at the Company’s annual meeting of stockholders held on April 16, 2009.

        Purpose of the 2008 Plan

        The purpose of the 2008 Plan is to encourage continuity of service and excellence in the performance of individual responsibilities, and motivate directors and employees to contribute to the Company’s success.

        Shares Subject to the Plan

        The 2008 Plan authorizes the issuance of a maximum of 1,000,000 common shares for awards to employees and directors, subject to adjustment as described below. If an award granted under the 2008 Plan expires or terminates without exercise, the shares no longer subject to that award will again become available for issuance under the 2008 Plan. No more than 200,000 common shares subject to stock-based awards or a maximum of $500,000 with respect to awards of performance shares may be granted during any one fiscal year to any one individual.

        In the event of a stock dividend, stock split, reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence, the total number of common shares reserved for issuance under the 2008 Plan, available for awards and subject to outstanding awards and the price per share of outstanding awards will be adjusted proportionately.

        Awards granted under the 2008 Plan must be evidenced by award agreements that state the terms and conditions of the awards and must otherwise be consistent with the provisions of the 2008 Plan.

        Administration

        The 2008 Plan is administered by a committee of the board of directors which may consist of no fewer than two directors who cannot be current or former employees or officers of the Company and who cannot receive remuneration from the Company in any capacity other than as directors. The committee will have full power and authority to take all actions necessary to carry out the purpose and intent of the 2008 Plan, including the authority to grant awards to employees and to interpret the 2008 Plan, establish rules and regulations, and perform all other acts it believes reasonable and proper. Subject to the provisions of the 2008 Plan, the committee will have sole discretion to determine those eligible to receive awards, the amount, type, and timing of each award and the terms and conditions of the respective award agreements. The committee may modify outstanding awards, accelerate or change the time of exercise, or waive a lapse of a condition of an award, and establish conditions for earning awards. Modifications that may materially adversely affect an award cannot be made without the consent of the holder of the award. If and to the extent no committee exists that has authority to administer the 2008 Plan, the functions of the committee will be exercised by the board of directors.

        Awards Under the 2008 Plan

        To date, no options have been awarded under the 2008 Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: April 20, 2009	By:	/s/ Robert Mohr
Robert Mohr, Principal Financial Officer